EXHIBIT 11

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                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        Computation of Earnings Per Share


                                                              For the Three Months              For the Six Months
(dollars in thousands, except share data)                        Ended June 30,                   Ended June 30,
                                                           ---------------------------      ----------------------------
                                                              2001            2000             2001            2000
                                                           ------------    -----------      ----------------------------
BASIC EARNINGS PER SHARE
EARNINGS:
    Net income                                                  $3,005         $2,700            $5,601          $5,561
AVERAGE SHARES OUTSTANDING:
    Weighted average Common Shares outstanding               6,571,387      6,515,837         6,551,796       6,520,208
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       BASIC EARNINGS PER SHARE                                  $0.46          $0.41             $0.85           $0.85
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DILUTED EARNINGS PER SHARE
EARNINGS:
    Net income                                                  $3,005         $2,700            $5,601          $5,561

AVERAGE SHARES OUTSTANDING:
    Weighted average Common Shares outstanding               6,571,387      6,515,837         6,551,796       6,520,208
    Net effect of the assumed exercise of stock options
        based on the treasury stock method                      96,913         84,415            92,397          95,075
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          Total                                              6,668,300      6,600,252         6,644,193       6,615,283
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       DILUTED EARNINGS PER SHARE                                $0.45          $0.41             $0.84           $0.84
========================================================================================================================
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